UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2022

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 19, 2022, the Board of Directors of UDR, Inc. (the "Company") appointed Joseph D. Fisher, the Company’s Senior Vice President – Chief Financial Officer, as President and Chief Financial Officer.

Mr. Fisher, age 42, joined the Company in January 2017 as Senior Vice President — Chief Financial Officer. Mr. Fisher previously served as Co-Head of the Americas and Co-Lead Portfolio Manager at Deutsche Asset and Wealth Management since 2007. Prior to serving in those positions, he was Associate, Structured Debt Investments from April 2005 to June 2007, and Portfolio Analyst, Portfolio Management Group from May 2004 to June 2006. From June 2003 to May 2004, Mr. Fisher was an Asset Management Analyst at Principal Real Estate Investors. No family relationship exists between Mr. Fisher and any of the Company’s directors or executive officers. Other than as described below, the Company has not entered into any new compensation arrangements with Mr. Fisher in connection with his appointment. Mr. Fisher is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 19, 2022, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of the Company in connection with the promotion described above approved a performance-based supplemental equity award (the “Award”) for Mr. Fisher, which has a grant date of May 19, 2022 and which will be earned only upon the achievement of absolute common stock price hurdles over a five-year measurement period commencing May 19, 2023 and ending May 18, 2028.

Background

In approving the Award, the Committee recognized the potential for continued strong growth in the value of the Company’s shares of common stock. The Committee believes that it is important to retain the services of Mr. Fisher and to create appropriate incentives for Mr. Fisher to continue to grow the value of the Company over the long term as well as to recognize Mr. Fisher’s promotion and his outstanding performance with the Company.

Aligned with Shareholders

The Award that has been approved by the Committee is aligned with the interests of the Company’s stockholders. The principal objective of the award is to link Mr. Fisher’s long-term compensation opportunity with significant long-term stockholder value creation. The Award requires significant stock price appreciation in order for Mr. Fisher to earn some or all of the Award, consistent with the Company’s overall pay-for-performance approach to executive compensation. In addition, the Award will only have value if the stock price hurdles described below are satisfied and the Award is earned and to the extent the price of the Company’s common stock on the date of conversion exceeds the price of the Company’s common stock as of the date of grant of $46.28 per share.

The Award is structured to motivate extraordinary long-term performance, is entirely at risk, and correlates directly with the creation of long-term value for the Company’s stockholders. As a result, the Committee believes that the Award is directly aligned with the interests of the Company’s stockholders. The Committee also believes that, because the maximum number of shares available under the Award, assuming it vests in full and is converted into common stock of the Company, represents less than 0.1% of the shares outstanding as of the date of grant, the dilutive effect on the Company’s stockholders is reasonable given the increase in stockholder value that would be represented by achievement of the stock price hurdles. If all of the common stock price hurdles were achieved during the performance period and Mr. Fisher would earn the entire Award, the Company will have created approximately $13.4 billion in stockholder value, while the total value of the Award would be approximately 0.1% of that overall increase in stockholder value.

Terms of the Award

Mr. Fisher was awarded Class 2 Performance LTIP Units with a value of $5,000,000 based on the closing price on May 19, 2022 as reported on the New York Stock Exchange for a share of the Company’s common stock. The Class 2 Performance LTIP Units are granted at maximum, and will be earned only to the extent that the pre-established common stock price hurdles are achieved during the performance period. Subject to Mr. Fisher’s continuing employment, the Class 2 Performance LTIP Units will to the extent earned vest on the sixth anniversary of the date of grant. The common stock price hurdles will be measured based on the closing price of the Company’s common stock, which must be maintained at or above the common stock price hurdle for 20 consecutive trading days during the period beginning May 19, 2023 and ending on May 18, 2028. These Class 2 Performance LTIP Units were awarded under the Company’s Amended and Restated 1999 Long-Term Incentive Plan (the “1999 Plan”). Class 2 Performance LTIP Units structurally encourage long-term holding by the recipient, further aligning the interests of Mr. Fisher with the creation of stockholder value over a long-term timeframe.

Class 2 Performance LTIP Units are a class of partnership interests in the Company’s operating partnership, United Dominion Realty, L.P. (the “Operating Partnership”). Once vested, Class 2 Performance LTIP Units are convertible to Class 2 LTIP Units for a period of 10 years following the date vested. Class 2 LTIP Units are convertible into OP Units of the Operating Partnership, provided that the Class 2 LTIP Unit has been outstanding for 2 years from the date of grant. OP Units are, subject to the terms of the partnership agreement for the Operating Partnership, redeemable for the Company’s common stock.

Class 2 Performance LTIP Units are not economically equivalent to a share of the Company’s common stock at grant. In order for Class 2 Performance LTIP Units to have value to the holder, the stock price hurdles described below must be met and the Award earned and will only have value to the extent the price of the Company’s common stock on the date of conversion of the Class 2 Performance LTIP Unit exceeds the price of the Company’s common stock as of the date of grant of $46.28 per share.

Consistent with the treatment of other equity awards under the 1999 Plan, upon a Class 2 Performance LTIP Unit holder’s death or disability during his or her employment, all restrictions on outstanding awards shall lapse. In the event of a change of control of the Company, a Class 2 Performance LTIP Unit will vest only if the holder’s employment or other service relationship with the Company is terminated by the Company without cause, or by the holder for good reason, in each case on or within 12 months following the date of a change of control. Further, all restrictions on outstanding awards that have been earned shall lapse upon the Company’s termination of the holder’s employment without cause or the holder’s termination of employment for good reason. Otherwise, vesting of Class 2 Performance LTIP Units shall cease upon the date that the holder’s employment is terminated for any other reason. Holders of Class 2 Performance LTIP Units have the same voting rights as limited partners holding OP Units in the Operating Partnership, with such units voting together as a single class with the holders of OP Units and having one vote per unit, and holders of such units shall not be entitled to approve, vote on or consent to any other matter.

The specified amount of the Class 2 Performance LTIP Units awarded to Mr. Fisher will be earned, and then vest on the sixth anniversary of the date of grant, only if the corresponding common stock price hurdles set forth in the following table are achieved, and the Company’s common stock closing price is maintained at or above that common stock price hurdle for 20 consecutive trading days during the period beginning May 19, 2023 and ending on May 18, 2028.

Stock Price Hurdle	Number of Performance Units Earned
$60.00	151,883
$62.50	151,883
$67.50	151,883
$75.00	151,883
Total	607,532

Item 7.01. Regulation FD Disclosure.

On May 23, 2022, UDR, Inc. (the “Company”) issued a press release concerning Mr. Fisher’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Report.

This information is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

May 23, 2022	By:	/s/ Joseph D. Fisher
Joseph D. Fisher
President and Chief Financial Officer
(Principal Financial Officer)